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                                                                    EXHIBIT 23.4

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As independent petroleum consultants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report to Snyder Oil Corporation dated February 5, 1997 appearing at Exhibit 99.3 of Snyder Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to all references to our firm included as a part of this Registration Statement on Form S-3 to be filed on or about May 16, 1997.

                                            RYDER SCOTT COMPANY PETROLEUM
                                            ENGINEERS

Houston, Texas
May 16, 1997